Exhibit 99.2

Bakers Footwear Group, Inc.

Excerpts of First Quarter Fiscal 2009 Results Conference Call Transcript

June 8, 2009

CORPORATE PARTICIPANTS

Allison Malkin

Bakers Footwear Group, Inc. - IR, Integrated Corporate Relations

Peter Edison

Bakers Footwear Group, Inc. - Chairman, CEO, President

Charlie Daniel

Bakers Footwear Group, Inc. - CFO

CONFERENCE CALL PARTICIPANTS

John Zolidis

Buckingham Research Group - Analyst

Ronald Bookbinder

Global Hunter Securities, LLC - Analyst

Ivan Zwick

Raymond James & Associates - Analyst

PRESENTATION

Operator

Greetings and welcome to the Bakers Footwear Group, Inc. first quarter fiscal 2009 results conference call. At this time all participants are in a listen only mode. A question and answer session will follow the formal presentation. (Operator Instructions) As a reminder this conference is being recorded.

It is now my pleasure to introduce your host, Ms. Allison Malkin of Integrated Corporate Relations. Thank you, Ms. Malkin, you may begin.

Allison Malkin - Bakers Footwear Group, Inc. - IR, Integrated Corporate Relations

Thank you, good morning everyone. Before we get started I'd like to remind you of the company's Safe Harbor language, which I'm sure you're all familiar with. The statements contained in this conference call which are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those suggested in such statements due to a number of risks and uncertainties which are described in the company's filings with the SEC.

And now I'd like to turn the call over to Bakers' Chairman, President and CEO, Peter Edison.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thank you, Allison. Good morning, everyone, and thank you for joining us to discuss our first quarter fiscal 2009 results. With me today is Charlie Daniel, our Chief Financial Officer. For this morning's call, I will review our first quarter results and provide an update on our current business trends and our expectations for the remainder of the year. Following this, Charlie will review our financials in more detail. After my closing remarks we will open the call to answer the questions you have for us today.

Our first quarter results continue to demonstrate that our strategies in merchandising, expense, and inventory management are working, and leading to improved operating performance at Bakers. We believe our results would have been even better were we not in a difficult economy. While we remain focused on achieving profitability, we are pleased to extend our positive sales trend [...] for the period.

For the first quarter our net sales increased 3.3% to $45 million from $43.5 million last year. Our comparable store sales increased 4.8%. We reduced our net loss by $2.1 million or 43.2% from last year to $2.8 million. [...] And our net loss per share improved to $0.39 from $0.70 loss per share in the first quarter of last year.

During the quarter we advanced the key merchandising, expense, and inventory management priorities we set for our company with positive results. In merchandising, our team excelled in interpreting fashion trends for our customers and this, along with our strategy of maintaining narrow and deep assortments at value prices, drove positive comparable store sales throughout the quarter at increased margins. Our gross profit percentage increased 240 basis points driven by higher regular priced selling coupled with increased leverage of occupancy and buying costs given our positive comp sales. In addition we maintained control of our expenses which lead to a 280 basis point reduction of selling, general and administrative expenses as a percentage of sales. In total SG&A expenses declined to $14.3 million from $15.1 million last year.

Inventory was also well controlled, decreasing 4.2% compared to the first quarter last year. We opened one new store and closed one store during the first quarter, ending the period with 239 locations as compared to 249 last year. We've begun to look for opportunities for Bakers to open new stores that do not require significant capital outlays. This year presents us with a number of opportunities as many other retailers have announced significant store closings. We're looking to take advantage of this and any other opportunities that may present themselves to grow our top line without spending capital. Along those lines we anticipate opening two new stores in the Second Quarter and are looking for more. This will aid us in our focus to improve profitability and increase cash flow. For fiscal 2009 we will limit our capital expenditures to $1 million.

As we begin the second quarter we remain pleased with our positioning. We continue to experience a favorable response to our open toe footwear assortments which increase as a percentage of our assortment over the summer, and this bodes well for continued positive sales trends. Our 3.1 comparable store sales increase in May marks our 12th consecutive month of positive comp sales. In addition to the strength in our offerings, we continue to believe the ongoing tough consumer environment has aided us in attracting new customers who seek fashion at more appealing price points. We believe we are well positioned to increase our market share in this difficult economy.

In merchandising, our strategy will continue to focus on interpreting fashion trends for our customer while increasing the allocation of our private label styles in our stores. We'll also continue to buy our narrow and deep assortments at value price points. These initiatives are expected to contribute to continued improved merchandising margin. In addition, we will continue to focus on prudently managing our inventory and expenses throughout the remainder of the year. Importantly, we continue to believe we have adequate liquidity to fund anticipated working capital requirements for our 2009 business plan and we expect our operating results for the remainder of 2009 will allow us to meet our debt covenants. [...] [Our most recent quarterly report on Form 10-Q and annual report on Form 10-K disclose in detail the risks of our current liquidity situation and our ability to comply with our financial covenants.]

Finally, we expect to continue to generate improved operating results [...] during the remainder of fiscal 2009.

Now, I'd like to turn the call over to Charlie.

Charlie Daniel - Bakers Footwear Group, Inc. - CFO

Thank you, Peter. For the first quarter, the 13 weeks ended May 2, 2009, net sales increased 3.3% to $45 million from $43.5 million in the 13 weeks ended May 3, 2008. Comparable store sales increased 4.8% compared to a decrease of 11.1% in the first quarter of Fiscal 2008. Gross profit was $12.7 million or 28.2% of net sales compared to $11.3 or 25.8% of net sales in the first quarter last year. The 240 basis point increase in gross margin was driven by strong regular priced selling in open-toe footwear and fixed cost leverage on our positive comparable store sales.

Selling expenses for the first quarter of Fiscal 2009 decreased 6.9% to $10 million or 22.2% of net sales, down from $10.7 million or 24.6% of net sales in the first quarter last year. The decrease in selling expenses was primarily driven by lower marketing cost as well as lower store payroll and depreciation expenses due to the reduction in store count. General and administrative expense from the first quarter of fiscal 2009 was $4.3 million or 9.6% of net sales compared to $4.4 million or 10.1% of net sales in the first quarter of fiscal 2008 reflecting our continued control over expenses. Sales growth coupled with gross margin expansion and SG&A leverage led to a [...] $2.2 million reduction in our first quarter fiscal 2009 operating loss to $1.9 million. This was down from an operating loss of $4.1 million in the prior year period. Net loss for the first quarter of fiscal 2009 was $2.8 million or $0.39 per share compared to a net loss of $4.9 million or $0.70 per share last year.

Turning to the balance sheet, at the end of the first quarter of fiscal 2009, total inventory remained well controlled decreasing 4.2% to $22.6 million, down from $23.6 million this time last year. At quarter end, we had negative working capital of $15.5 million. This includes $8.3 million of long term debt classified as current liabilities for accounting purposes. Despite this classification requirement, our scheduled repayments on long term debt are only $2.8 million over the next 12 months.

Now, I will turn the call back over to Peter for closing remarks.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thank you, Charlie. In summary, we believe we're well positioned to continue our favorable sales performance this year. We're confident we're on the right path with strong assortments and continued fiscal discipline and we expect that this strategy will result in [...] profitability in future years.

With that, I'd like to turn the call over to the Operator to begin the question and answer portion.

QUESTION AND ANSWER

Operator

Thank you. We will now be conducting the question and answer session. (Operator Instructions) Our first question is coming from John Zolidis with Buckingham Research. Please state your question.

John Zolidis - Buckingham Research Group - Analyst

Hi, good morning.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Good morning, John.

John Zolidis - Buckingham Research Group - Analyst

Looking over these results definitely see a big improvement pretty much across all the metrics versus last year. I've got two questions. One is on May and I have another question on cash flow. So first on May comps, can you remind us, if you have it handy, what the comparison was last year?

Charlie Daniel - Bakers Footwear Group, Inc. - CFO

Minus four last year in May.

John Zolidis - Buckingham Research Group - Analyst

And then some of the other footwear retailers and retailers in general that have reported May comps have talked about increased volatility in the May results, perhaps due to the stimulus checks from the prior period. Did you see that or was business fairly consistent?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Actually our business was pretty consistent. I did not see that so I'm not sure what they are talking about.

John Zolidis - Buckingham Research Group - Analyst

Okay. And then my second question is on the cash flow and you talked about $2.8 million being the required payment over the next 12 months. We still had, although improved, negative operating cash flow in the quarter. If the comps continue at the same rate with fairly consistent margins through the first quarter, will the Company be operating cash flow positive for the year?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Yes.

John Zolidis - Buckingham Research Group - Analyst

Okay, great. And then that $2.8 million do you anticipate being able to repay that from cash flow from operations or is there--

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Yes. No, that's exactly right. We're paying that debt down actually every month.

John Zolidis - Buckingham Research Group - Analyst

Okay, so that's coming out of the income statement as well?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Yes.

John Zolidis - Buckingham Research Group - Analyst

All right, so one further question then. To get to like a breakeven on an EPS basis for the year, what kind of comps do you think you need to get? I would suspect we need to do a little bit better than the plus 5 or plus 4.8 we did in the first quarter.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

We don't really provide that kind of prognostication, but you're generally right.

John Zolidis - Buckingham Research Group - Analyst

Okay, great results and hope you guys continue to show nice improvement. Thanks.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thanks, John.

Operator

(Operator Instructions) Our next question is coming from Mr. Ronald Bookbinder with Global Hunter Securities. Please state your question.

Ronald Bookbinder - Global Hunter Securities, LLC - Analyst

Good morning, Peter, and congratulations on the improvements.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thanks, Ron.

Ronald Bookbinder - Global Hunter Securities, LLC - Analyst

You mentioned in your prepared remarks about looking to open up stores while not spending any capital. How do you achieve that?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

What's happening, the only way you can do that is to find a shoe store you can move into. And what's happening right now in the marketplace is a wholesale number of store closings by a number of footwear companies, and that presents opportunity. Part of our discussion with landlords is what can we do for them and one of the things we can do for them as well as do for us is operate shoe stores. Usually, the economics are very advantageous today to open [...] shoe stores when you're talking about what are the rent deals you can strike with landlords. So where it may not be a store as attractive as a store we might build from scratch it's a store that's very attractive from an economics point of view and so that tradeoff is one in our current financial condition that we're willing to make.

Ronald Bookbinder - Global Hunter Securities, LLC - Analyst

Okay, and in your gross margin, that includes rent, correct?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Correct.

Ronald Bookbinder - Global Hunter Securities, LLC - Analyst

To get back to the historical high, just a historical average gross margin of like a 32%, what sort of comp do you need to do to get to that level?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

The last time I did it, it was probably an additional five to seven points. We don't have to get back all of the comp we lost in '06 and '07 but we had to get back about half of it because we've made some expense cuts, and so we probably need another five points.

Ronald Bookbinder - Global Hunter Securities, LLC - Analyst

And lastly, the depreciation I see has come down. As you haven't opened many stores lately, how should we look at depreciation next year? How does the drop in that accelerate over the years, if you don't open many stores?

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

I think next year it should come down to somewhere between $6 million and $6.5 million, and that's come down, as you correctly assume, primarily because we haven't invested [in] new stores, also because we've had some asset write-offs in '07 and '08.

Ronald Bookbinder - Global Hunter Securities, LLC - Analyst

Okay, great, and continued success.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thanks, Ron.

Operator

(Operator Instructions) Our next question is coming from Ivan Zwick with Raymond James. Please state your question.

Ivan Zwick - Raymond James & Associates - Analyst

Good morning, Peter.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Good morning, Ivan.

Ivan Zwick - Raymond James & Associates - Analyst

I'm in concurrence with the last two gentlemen. I think you're really started improving the results of the Company. And in response to the last gentleman's question on the new stores, in this environment and if we continue to do as well as we appear to be doing, that could be a real avenue in getting us closer to profitability maybe much sooner than anticipated with the stores that you can go into with very very little capital.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Yes. I think one of the interesting aspects of today's real estate environment is that landlords are not yet willing to cut low rent deals for 10 year leases, and that makes it almost impossible to go the old strategy of building expensive stores and signing long term deals, because you really don't want to sign them at high rents yet because the tenants aren't willing to sign up for that. And so it almost forces you to either open stores this way or not open stores at all. So that's the situation we're in and luckily we are going to take advantage of that opportunity.

Ivan Zwick - Raymond James & Associates - Analyst

Good luck going forward.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thank you, Ivan.

Operator

Gentlemen, we have no further questions at this time. I'd like to turn the floor back over to Peter Edison for closing comments.

Peter Edison - Bakers Footwear Group, Inc. - Chairman, CEO, President

Thank you so much. Thanks everyone for joining us and we look forward to speaking to you when we report our second quarter in September.

Operator

Ladies and gentlemen, this does conclude today's teleconference. You may disconnect your lines at this time and we thank you for your participation.